             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------     -------------------------------------------------------
                                                                                            Give the
                             Give the                                                       EMPLOYER
For this type of account:    SOCIAL SECURITY                  For this type of account:     IDENTIFICATION
                             number of --                                                   number of --
--------------------------------------------------------     -------------------------------------------------------
1.   An individual account   The individual                   9.   A valid trust,           Legal entity (Do not
                                                                   estate or pension        furnish the identifying
2.   Two or more             The actual owner of the               trust                    number of the personal
     individuals (joint      account or, if combined                                        representative or trustee
     account)                funds, any one                                                 unless the legal entity
                             of the ndividuals(1)                                           itself is not designated
                                                                                            in the account title.)
3.   Husband and wife        The actual owner of the
     (joint account)         account or, if joint
                             funds, either person(1)

4.   Custodian account of    The minor(2)                   10.   Corporate  account        The Corporation
     a minor (Uniform Gift
     to Minors Act)

5.   Adult and minor         The adult or, if the           11.   Religious, charitable,    The organization
     (joint account)         minor is the only                    or educational
                             contributor, the                     organization account
                             minor(1)
                                                            12.   Partnership account       The partnership
                                                                  held in the name of the
                                                                  business

6.   Account in the name     The ward, minor, or            13.   Association, club, or     The organization
     of guardian or          incompetent person(3)                other tax-exempt
     committee for a                                              organization
     designated ward,
     minor, or incompetent                                  14.   A broker or registered    The broker or nominee
     person                                                       nominee

7.   a.  The usual           The grantor-trustee(1)         15.   Account with the          The public entity
         revocable savings                                        Department of
         trust account                                            Agriculture in the
         (grantor is                                              name of a public
         also trustee)                                            entity (such as a
                                                                  State or local
                                                                  government, school
     b.  So-called trust     The actual owner(1)                  district, or prison)
         account that is                                          that receives
         not a legal or                                           agricultural program
         valid trust under                                        payments
         state law

8.   Sole proprietorship     The Owner(4)
     account

 -------------------------------------------------------     -------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2



Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on All payments include the following:
   o A corporation
   o A financial institution.
   o An organization exempt from tax under section 501(a), or an individual retirement plan.
   o The United States or any agency or instrumentality thereof.
   o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   o An international organization or any agency, or instrumentality thereof.
   o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
   o A real estate investment trust.
   o A common trust fund operated by a bank under section 584(a).
   o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1)
   o An entity registered at all times under the Investment Company Act of 1940.
   o A foreign central bank of issue.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
   o Payments to nonresident aliens subject to withholding under section 1441.
   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
   o Payments of patronage dividends where the amount received is not paid in money.
   o Payments made by certain foregoing organizations.
   o Payments made to a nominee.

 Payments of interest not generally subject to backup withholding include the following:
   o Payments of interest on obligations issued by individuals.

   Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

   o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
   o Payments described in section 6049(b)(5) to nonresident aliens.
   o Payments on tax-free covenant bonds under section 1451.
   o Payments made by certain foreign organizations.
   o Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividend, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984 payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties must also apply.

Penalties.
(1) Penalty for failure to Furnish Taxpayer Identification Number. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. - If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.